Services Agreement


         THIS AGREEMENT (hereinafter referred to as "Agreement") is entered into on this 17th day of April, 1999 by and between Cyntech Technologies, Inc., a corporation promulgated under the laws of the State of UTAH, and all Subsidiaries, Successors, Affiliates, Designees, Legatees, and Assign(s), whose primary place of business is 4305 Derbyshire Trace SE, Conyers, GA 30094-4258 (hereinafter referred to as "CYNT") and California Business Intelligence, Inc. and/or Assign(s), (hereinafter referred to as "CBI").

                         SERVICES TO BE PROVIDED BY CBI

         CYNT retains CBI to provide business development services regarding CYNT, as follows: (1) Corporate Investigations; (2) background checks; (3) due diligence investigations; and, (4) security analysis.


                               COOPERATION OF CYNT

         CYNT understands that CBI cannot work effectively on CYNT's behalf without CYNT cooperation and lack of cooperation may result in higher fees, time delays, and possibly termination of this agreement. CYNT agrees to (a) Provide CBI with an address and telephone number(s) at which all authorized Agents of CYNT can be reached, and immediately inform CBI of all changes; (B) Notify CBI immediately if CYNT receives or comes into possession of material information or knowledge of any material omissions or material errors in connection with the operations of CYNT or the Securities Offering or bridge financing aforementioned in section two (2); (c) Promptly provide all documentation and information as requested by CBI; (d) Make all related parties available for telephone and office consultations and/or inquires as well as other related activities; (e) Promptly advise CBI of all events or changes of circumstances which may effect CYNT's material standing; (f) Do all things reasonably necessary for the preparation, expedition, and execution of this matter; (g) Be truthful with CBI;
(h) Pay CBI on time.

                             RATE OF CONSULTING FEES

         CYNT agrees to pay a flat, previously agreed rate for business development services and activities (as further defined in Section 2 hereinabove) spent on this matter by CBI. CBI's rate is $200,000.00 for such services performed as referenced in Section 2 above. It is understood that time is of the essence in this undertaking. Usual office hours are 10:00AM PST to 6:00PM PST on weekdays except for holidays.

Payment of fees shall be as follows:
1. The sum of $50,000USD to be paid to and received by CBI no later than the 17th of April, 1999;
2. The sum of $50,000USD to be paid to and received by CBI no later than the 1st of May, 1999;
3. The sum of $50,000USD to be paid to and received by CBI no later than the 17th of May, 1999;
4. The sum of $50,000USD to be paid to and received by CBI no later than the 1st of June, 1999;


         If CYNT shall become materially delinquent in excess of seven (7) calendar days in any payment hereinabove, all services shall cease and the full retainer shall become due and payable to CBI immediately. Further, upon material delinquency in payment for services rendered By CBI for the benefit of CYNT, CBI may pursue all injunctive relief necessary and CYNT hereby expressly waives the posting of any or all bond inherent to such relief, for the sole purpose of collecting such fees. This rate set forth above covers general office work, conferences, research, telephone calls and for any other tasks associated with the above referenced matter. CYNT agrees to arrange and pay for on a timely and expeditious manner, at CBI's prudent request, all necessary travel and lodging arrangements, round trip basis (ie., from portal to portal) in connection with the above referenced matter. CYNT hereby acknowledges that CBI, as a courtesy and in good faith and trust, shall initiate said services referenced hereinabove prior to the receipt of any funds, and that CBI shall bear certain economic and monetary risk on behalf of CYNT.

                               COSTS AND EXPENSES

         In addition to paying CBI's fee as defined in Section 4 of this Agreement, CYNT shall reimburse CBI for any and all extraordinary costs and expenses CBI may incur that is agreed by CYNT to be outside the context of general office work covered by Section 4 above. These extraordinary other costs and expenses are to be confirmed and when possible, in writing, with all necessary proof provided, prior to CYNT disbursing the funds in a prudent and timely manner. CYNT shall be obligated to pay only those expenses that are incurred with CYNT's consent and/ or implied consent, All promotional activities, entertainment expenses, legal fees, deposits, engagement and/or commitment fees, and all other costs and expenses to be disbursed on behalf of CYNT for CYNT's benefit shall be disbursed directly by CYNT in a prudent and timely manner or if CBI is to advance such costs, at the sole discretion of CBI, CYNT shall reimburse CBI for such costs upon request by CBI. CBI shall have no obligation to advance any sums for costs. Further, CYNT agrees to retain and/or engage any or all additional legal and accountancy counsel referred by CBI for matters being undertaken by CBI for the benefit of CYNT. CYNT recognizes that if s/he fails to provide funds for costs when requested by CBI, actions necessary or helpful to CYNT's matter may not be taken.

                      STATEMENTS AND LIABILITY FOR CHARGES

         CBI shall submit statements if any outstanding balances exist, to CYNT indicating the current status of the account and such balances due and payable to CBI for services rendered. CYNT should review these statements carefully. If CYNT does not notify CBI within forty-eight (48) hours of CYNT's receipt of the statements of any objections CYNT may have to the statement, CBI will assume that CYNT approves of the services rendered and charges. In reliance on that implied approval, CBI will continue to render services pursuant to the terms of this Agreement provided that a method of resolving all outstanding balances to be paid to CBI is agreed to solely by CBI prior to the re-initiation of said services.

         All additional fees in excess of retainer are to be paid on the first and the fifteenth of every month in respective amounts. CYNT is liable to CBI for all actual services rendered and costs associated therewith at the time services are rendered or costs are incurred. CYNT shall pay CBI's statements as indicated on the statement received. CYNT shall pay statement in full each billing statement.

                            DELINQUENCY OF STATEMENTS

         The statements are due and payable immediately upon receipt unless other specific written arrangements have been made. If any charges are not paid as required by billing statement, they will be considered delinquent. In such event, CYNT shall pay a late payment charge equal to one percent (1%) of the fees and costs in arrears for each month in which any of the fees remain unpaid. This late payment charge is intended as liquidated damages for failure to pay fees when due, and represents from time fees are withheld plus reasonable administrative costs of collecting and accounting for unpaid fees. CYNT understands and acknowledges that separate calculation of actual damages for each instance of late payment would be extremely difficult and impractical, and further acknowledges that the foregoing provision for liquidated damages is reasonable under the circumstances existing as of the date of this Agreement.

         In the event that CBI is required to enforce the terms of this Agreement or if same must be referred to a collection agency for collection, the prevailing party shall also receive reimbursement for attorney's fees and court costs expended.

                            DISCHARGE AND WITHDRAWAL

         CYNT may discharge CBI at any time for the following: felony conviction, bankruptcy, material unremedied breach of the terms and conditions of this Agreement, breach of fiduciary duty, or any proven unlawful or unethical activities, provided that final payment for any outstanding balances are received in full with written notice of termination.

         CBI may not withdraw without CYNT's consent unless CYNT materially breaches the terms of this Agreement, CYNT's failure to pay CBI fees, CYNT's refusal to cooperate with CBI or to follow CBIs advice or requests on any material matter, or any other CYNT action, in action, or caused circumstance by CYNT that would render CBI's services unlawful or unethical, felony conviction or indictment, bankruptcy, any proven unlawful or unethical activities by CYNT. Furthermore, upon CBI's withdrawal for Good Cause, CYNT shall forfeit any or all remaining retainer balance, or if any future retainer payments have not come due at the time of CBI's withdrawal for Good Cause, such retainer payments shall immediately become due, payable, and immediately forfeited by CYNT to CBI.

                                 INDEMNIFICATION

         The CYNT agrees to indemnify and hold harmless CBI, and his affiliates, agents, subsidiaries, successors, predecessors, legatees, designees, representatives, employees, and assigns from and against any and all Losses of CYNT, directly or indirectly, as a result of, or based upon or arising from (i) any inaccuracy in or breach of non-performance of any of the representations, warranties, covenants, or agreements made by the CYNT in or pursuant to this Agreement, or (ii) any other matter as to which the CYNT in other provisions of this Agreement has agreed to indemnify CBI.

         The CYNT agrees to indemnify, defend, and hold harmless the CBI , including but not limited to, the following: (i) any Tax payable by or on behalf of the CYNT or any of its Affiliates, (ii) any deficiencies in any Tax payable by or on behalf of the CYNT or any of its Affiliates arising from any audit by any taxing agency or authority, (iii) Taxes of any member of a consolidated or combined tax group of which the CYNT or any of its Affiliates is, or was at any time, a member, for which CBI is jointly or severally liable as a result of inclusion in such group, (iv) any claim or demand for reimbursement or indemnification resulting from any transfer by the CYNT of any Tax benefits or credits to any other Person, and (v) any Tax liabilities arising out of the transfer of the Shares.

         The CYNT shall have the responsibility for, and the right to control, at the CYNT's expense, the audit (and disposition thereof) of any Tax Return and to participate in and approve the disposition of the audit of any tax return if such audit or disposition thereof could give rise to a claim for indemnification hereunder. CBI shall have the right directly or through its designated representatives, to review in advance and comment upon a submissions made in the course of audits or appeals thereof to any Governmental Entity and to approve the disposition of any audit adjustment with respect to such periods if such disposition will or might reasonably be expected to result in an increase in Taxes of the CYNT as to which CBI is jointly or severally liable as a result of inclusion in such group. Any party seeking indemnification with respect to any Loss shall give notice to the party required to provide indemnity hereunder ( the "Indemnifying Party").

         If any claim, demand, or liability is asserted against any third party against an Indemnified Party, the Indemnifying Party shall upon written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity, but the Indemnified Party shall have the right to conduct and control the defense, compromise or settlement of any Indemnifiable Claim if the Indemnified Party chooses to do so, on behalf of and for the account and risk of the Indemnifying Party who shall be bound by the result so obtained to the extent provided herein. If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the latter suffered by it in good faith, is conclusive in its favor against the Indemnifying Party, provided however that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified

Party, or is not allowed to control its defense, judgment against the Indemnified Party is only presumptive evidence against the Indemnifying Party. Each Party hereto, to the extent that it is or becomes an Indemnifying Party, hereby stipulates that a judgment against an Indemnified Party shall be conclusive against the Indemnifying Party. The parties shall cooperate in the defense of all third party claims, which may give rise to Indemnifiable Claims hereunder. In connection with the defense of any claim, each party shall make available to the party controlling such defense, any books, records or other documents within its control that are reasonably requested in the course of such defense and necessary or appropriate for such defense.

         This Section 9 shall survive any termination of this Agreement. This indemnification shall further survive the termination and term of this Agreement and shall remain in effect for a period of the late of (i) two years after the termination or term of this Agreement or (ii) such time as CBI believes, in the exercise of reasonable discretion, that the risk of Losses to the CBI hereunder is not material to CBI (the "Indemnification Period"). Any matter as to which a claim has been asserted by notice to the other party that is pending or unresolved by the end of any applicable limitation period shall continue to be covered by this Section 10 notwithstanding any applicable statute of limitations (which the parties hereby waive) until such matter is finally terminated or otherwise resolved by the parties under this Agreement or by a court of competent jurisdiction and any amounts payable hereunder are finally determined and paid. The CYNT agrees to notify CBI of any liabilities, claims or misrepresentations, breaches or other matters covered by this Section 9 upon discovery or receipt of notice thereof ( other than from CBI ). This Section 9 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

        COVENANTS, REPRESENTATIONS, AND WARRANTIES OF CYNT AND PRINCIPALS

         10.01. CYNT and its PRINCIPALS hereby jointly covenant, represent and warrant to and with the CYNT, the fulfillment and accuracy of each covenant, representation and warranty hereinbelow, and further agree and covenant that each such covenant, representation, and warranty is a condition precedent to CYNT's obligations pursuant to this Agreement, and further that all such covenants, representations, and warranties shall survive the execution of the Agreement. CYNT and its PRINCIPALS hereby covenant, represent, and warrant:

         (a) CYNT is a Corporation, duly organized, validly existing, and in good standing under the laws of the State of Colorado, has all necessary powers to own its properties and to carry on its business as now owned and operated by it and is duly qualified to conduct business in the State of Colorado, and is in the process of obtaining good standing in all other jurisdictions where its business requires it to be so qualified and in good standing.

         (b) The persons signing this Agreement as its PRINCIPALS own, whether of record. or beneficially, directly or indirectly, a majority of the common stock, voting rights, and equitable interest in the CYNT.

         (c) The CYNT has no subsidiaries.

         (d) The CYNT is not a registered and reporting COMPANY under the Exchange Act.

         (e) The execution and delivery of this Agreement, the issuance of the Shares by the CYNT to CBI and the compliance by the CYNT with all the provisions of this Agreement (i) are within the corporate power and authority of the CYNT,
(ii) do not require the approval or consent of any stockholders of the CYNT, and
(iii) have been authorized by all requisite proceedings on the part of the CYNT. Assuming due execution and delivery of this Agreement by CYNT, this Agreement is a valid, legal, and binding obligation of CYNT enforceable in accordance with its terms except (a) only as the CYNT's obligations may be affected by bankruptcy, insolvency, reorganization or similar laws, or by equitable principles relating to or limiting creditors' rights generally, and (b) that the remedies of specific performance, injunction, and other forms of equitable relief are subject to certain tests of equity jurisdiction, equitable defenses, and the discretion of the court before which any proceeding therefore may be brought.

         (g) The total outstanding obligations of the CYNT do not exceed the sum of $1,000,000.00 owed to various creditors, and other operating expenses.

         (h) The CYNT does not have any accounts payable except as specifically set forth herein.

         (i) The CYNT does not have any material liabilities, whether accrued, contingent or otherwise, and whither due or to become due, probable of assertion or not, except liabilities that are reflected or disclosed herein.

         (j) Except as otherwise set forth herein or previously disclosed to CBI, there are no Orders or Actions pending, or, to the best knowledge of the CYNT, threatened, against or affecting the CYNT or any of its properties or assets that individually or when aggregated with one or more other Orders or Actions has or might reasonably be expected to have a material adverse effect on the business, on the CYNT's ability to perform under this Agreement, or any aspect of the transactions contemplated by this Agreement. Except as otherwise set forth herein, there are no matters for which the CYNT has received any notice, claim or assertion, or, to the best knowledge of the CYNT, which otherwise has been threatened or is reasonably expected to be threatened or initiated, against or affecting the CYNT or any director, officer, employee, agent, or representative of the CYNT or any other Person, nor to the best knowledge of the CYNT is there any reasonable basis therefore.

         (k) Minute Books. The minute books of the CYNT accurately reflect all actions and proceedings taken to date by the respective shareholders, boards of directors and committees of the CYNT, and such minute books contain true and complete copies of the charter documents of the CYNT and all related amendments. the stock record books of the CYNT reflect accurately all transactions in the capital stock of the CYNT.

        (l)  Accounting  Records.  The CYNT has  records  that  accurately  and
validly  reflect  their  respective   transactions,   and  accounting   controls
sufficient to insure that such transactions are executed in accordance with management's general or specific authorization.

         (m) Insurance. True copies of all insurance policies of the CYNT have been made available for review by, or delivered to, CBI.

         (n) Permits. To the best knowledge of the CYNT, the CYNT holds all Permits that are required by a Governmental Entity to permit it to conduct business as now conducted, and all such Permits are valid and in full force and effect and will remain so upon consummation of the transactions contemplated by this Agreement. No suspension, cancellation, or termination of any such Permits is threatened or imminent.

         (o) Compliance with Law. To the best knowledge of the CYNT, the CYNT is organized and has conducted business in accordance with applicable Laws, and the forms, procedures and practices of the CYNT are in compliance with all applicable Laws, in all material respects.

         (p) Accuracy of Information. To the best knowledge of the CYNT, none of the information supplied or to be supplied on behalf of the CYNT (i) to any Person for inclusion in any document or application filed with any Governmental Entity having jurisdiction over or in connection this Agreement; or (ii) to CYNT, its agents or representatives in connection with this Agreement or negotiations leading up to this Agreement did contain, or at the respective time such information was delivered, will contain any untrue statement of material fact, or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If any such information at any time subsequent to delivery and prior to the execution of this Agreement becomes untrue or misleading, in any material respect, the CYNT will promptly notify CBI in writing of such fact and reason for such change.


                                  GOVERNING LAW

         This Agreement shall be interpreted and governed by applicable commercial and civil law of the State of California. In the event that any Party hereto be domiciled in a jurisdiction other than the State of California, that certain Party hereby waives all rights and privileges under such jurisdiction and further stipulates solely to the State of California for jurisdiction of prevailing law.

             CHOICE OF LAW; BINDING ARBITRATION AS EXCLUSIVE REMEDY

         Should a dispute or controversy arise relating in any way to this Agreement, or to the rights and responsibilities set forth hereunder, the CBI and the CYNT shall make a reasonable attempt to settle the matter amicably between themselves. Notwithstanding remedy(s) referenced in Section 4 hereinabove, failing such settlement, any action to enforce or interpret this Agreement, or to resolve disputes between the CBI and the CYNT shall be settled by binding arbitration in the State of California, in accordance with the rules of the American Arbitration Association. Any such Arbitration shall take place in Los Angeles, California, and shall be conducted by a single arbitrator.

         The decision of the Arbitrator shall be final and binding. Either party may commence arbitration by sending a written demand for arbitration to the other parties. Such demand shall set forth the nature of the matter to be resolved by arbitration. The substantive law of the State of California shall be applied by the Arbitrator to the resolution of the dispute. The prevailing party shall be entitled to reimbursement of attorney fees, costs, and expenses incurred in connection with the arbitration.

         All decisions of the Arbitrator shall be final, binding, and conclusive on all parties. The Arbitrator shall award to the prevailing party, or parties, attorney fees, costs, and expenses incurred in connection with the arbitration, unless the arbitrator, in its reasonable discretion, determines such an award to be unjust. Any award rendered by the Arbitrator, including an award of costs and attorney's fees, may be enforced in any court having jurisdiction over the person against whom the award is rendered. Judgment may be entered upon any such decision in accordance with applicable law in any court having jurisdiction thereof. The Arbitrator (if permitted under applicable law), or such court, may issue a writ of execution to enforce the Arbitrator's decision.

         REGARDING SUCH ARBITRATION, THE PARTIES UNDERSTAND THE FOLLOWING:

         - the parties are waiving their right to a jury trial and their right to seek remedies available in court proceedings;

         -  pre-arbitration   discovery  is  generally  more  limited  than  and
different from court proceedings;

         - the arbitrator's award is not required to include factual findings or legal reasoning; and,

         - any party's right to appeal or to seek modification of the award is strictly limited and the award is final and binding on the parties.

                               REMEDIES CUMULATIVE

         All rights and remedies of either party hereunder are cumulative and are in addition to and shall not exclude any other right or remedy allowed by law. All rights and remedies may be exercised concurrently.


                      NON-DISCLOSURE AND NON-CIRCUMVENTION

         The Parties hereto agree to abide by and adhere to the principles of non-disclosure, non-circumvention, and ethical business practices, and each further agrees not to disclose the nature or extent of the transactions or business opportunities involved, so that the confidentiality and proprietary nature of the information obtained by all parties shall be maintained for a period of Five (5) years unless otherwise waived in writing by CYNT. Upon material breach of this Section 17 by CYNT, CBI may pursue all injunctive relief necessary and CYNT hereby waives the posting of any or all bond inherent to such relief, for the sole purpose of preventing any further breach.

                                 MUTUAL FIDELITY

         Each of the Parties hereto shall deal with the other Parties hereto in all matters relating to the above services with the fullest degree of fiduciary responsibility to each other to this Agreement. Each party shall give all material information, documents, and contracts (or copies thereof) as necessitates to the above-mentioned matter.


                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which is considered to be an original, but all of which together are one and the same document. Any changes, handwritten or otherwise, must be signed by all signatories, or successor(s) or assign(s) thereto.

                                    CAPTIONS

         The captions appearing in this agreement have been inserted for reference only and as a matter of convenience no way define, limit, or enlarge the scope or meaning of this Agreement or any provision thereof.


                                     NOTICES

         All notices, demands, requests and other communications under this Agreement shall be in writing, shall be considered to have been given and received if delivered by certified mail return receipt requested, postage prepaid, or by overnight courier to the following addresses:

If to CBI:                          California Business Intelligence, Inc.
                                    2019 Ponderosa Suite 21
                                    Camarillo, CA 91381

If to CYNT:                         Cyntech Technologies, Inc. and Successors
                                    4305 Derbyshire Trace SE
                                    Conyers, GA 30094-4258
                                    Attention:       R. Frank Meyer, CEO

                                    INUREMENT

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legatees, designees, successors, and permitted assigns.

                                     WAIVER

         No waiver of any terms or conditions of this Agreement shall be binding or effective for any purpose unless expressed in writing and executed by the party consenting the waiver.

                                ENTIRE AGREEMENT

         The provisions  described herein are the entire  Agreement  between the parties and supersede all previous communications, representations, and agreements whether verbal or written between the parties regarding the subject matter hereof.

                             SUCCESSORS AND ASSIGNS

         This agreement shall be binding upon the successor and assigns of each of the parties.


                               GENDER, TENSE, ETC,

         Whenever the masculine, feminine or neuter genders are use herein, as required by the specific context or particular circumstance, they shall include each of the other genders as appropriate. Whenever the singular or plural numbers are used, they shall be deemed to be the other as required. Wherever the past or present tense is utilized in this Agreement and the context or circumstances require another interpretation, the present shall include the past and the future, the future shall include the present, and the past shall include the present.

                       SPECIFIC PERFORMANCE; SEVERABILITY

         CYNT hereby acknowledges and agrees that irreparable damage would occur in the event any of the provisions of this Agreement were not performed CYNT in accordance with their specific terms or were otherwise breached and that such damage would not be compensable in money damages and that it would be extremely difficult or impracticable to measure the resultant damages. It is expressly agreed by CYNT that CBI shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which CBI may be entitled at law or equity, and CYNT that is pursued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate and expressly waives any requirement in an action for specific performance for the posting of a bond by CBI, the party bringing such action. Should any part of this Agreement be declared or held invalid for any reason, such invalidity shall not affect the validity of the remainder of the agreement, which shall continue in full force and effect. Further, the Parties hereby agree to immediately adopt, in writing, a substitute provision designed to implement the Parties original intent herein, while fully complying with the rule, statute, or ruling under which the previous provision was stricken or unenforceable.


                               TELEFAX ACCEPTANCE

         In the interest of saving time, this Agreement, any extensions or modifications or supporting documentation shall be deemed to be an original if executed and accepted or compliance therewith by telefax. AN EXECUTED TELEFAX COPY OF THIS AGREEMENT IS A LEGALLY BINDING AGREEMENT. Said copy of originating telefax is to be mailed or via courier to the receiving party within seventy two
(72) hours from the time of transmission.

         IN WITNESS WHEREOF, the Parties hereto, through their authorized signatories, have executed this Agreement in multiple counterparts and have set their hands to same, intending to be legally bound thereby, as of the day and year above written.



CBI: California Business Intelligence, Inc.    CYNT:  Cyntech Technologies, Inc.
and Successors and/or Assigns                         Successors and/or Assigns

/s/                                                    /s/
------------------------------------                  ------------------------------------
Authorized Agent: Mike Adams, Principal               Authorized Agent: R. Frank Meyer, CEO
